Table of Contents

Exhibit 2.8

AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE

     AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE (the “Amended and Restated First Supplemental Indenture”), dated as of March 31, 2010, by and among PETROBRAS INTERNATIONAL FINANCE COMPANY, an exempted company incorporated with limited liability under the laws of the Cayman Islands, having its principal office at 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, Cayman Islands (the “Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee hereunder (the “Trustee”), and PETRÓLEO BRASILEIRO S.A. – PETROBRAS, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil, having its principal office at Avenida República do Chile, 65, 20035-900 Rio de Janeiro – RJ, Brazil (the “Guarantor”).

W I T N E S S E T H:

     WHEREAS, the Issuer and the Trustee previously have entered into an indenture, dated as of July 6, 2001 (the “Original Indenture”) providing for the issuance of U.S.$600,000,000 of the Issuer’s 9.750% Senior Notes due 2011 (the “Initial Notes”);

     WHEREAS, the Initial Notes were exchanged for U.S.$600,000,000 of the Issuer’s 9.750% Senior Notes due 2011 in the form attached as Exhibit A hereto (the “Exchange Notes” and, together with the Initial Notes, the “Notes”) pursuant to the Issuer’s Registration Statement on Form F-4 (File No. 333-14170) (the “Registration Statement”), effective on December 6, 2001, and the Original Indenture, as supplemented by the supplemental indenture dated as of November 26, 2001, between the Issuer and the Trustee (the “First Supplemental Indenture”);

     WHEREAS, as contemplated in the Registration Statement, the Guarantor, in its capacity as the Standby Purchaser (the “Standby Purchaser”), and the Trustee, in connection with the issuance of the Notes, (i) entered into a standby purchase agreement dated as of July 6, 2001 as amended by Amendment No. 1, dated as of November 26, 2001 (the “Standby Purchase Agreement”) to provide the holders of the Notes (the “Noteholders”) with assurances that, if the Issuer shall fail to make all required payments of principal, interest or other amounts due in respect of the Notes and the First Supplemental Indenture, the Standby Purchaser will purchase the rights of the Noteholders to receive such amounts in consideration of the payment by the Standby Purchaser of an amount of funds equal to the amounts then owed under the First Supplemental Indenture and the Notes, subject to the provisions thereof and (ii) granted Noteholders direct rights against the Standby Purchaser in respect of the Standby Purchase Agreement by the Standby Purchaser being a party to the First Supplemental Indenture as provided therein;

     WHEREAS, Section 11.2(h) of the Original Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Issuer and the Trustee may enter into one or more indentures supplemental to the Original Indenture without the consent of any Noteholders (as defined in the Original Indenture) to make any other provisions with respect to matters or questions arising under the Indenture (as defined in the Original Indenture), provided such action shall not adversely affect the interest of the Noteholders in any material respect;

     WHEREAS, on the date hereof the Issuer and the Guarantor desire to further supplement the First Supplemental Indenture by means of this Amended and Restated First Supplemental Indenture dated the date hereof (the “Amended and Restated First Supplemental Indenture” and together with the Original Indenture and any further supplements thereto being collectively referred to herein as the “Indenture”) in order to amend the Standby Purchase Agreement in its entirety and replace it with an irrevocable and unconditional guaranty dated as of the date hereof in the form attached as Exhibit B hereto (the “Guaranty”) that, if the Issuer shall fail to make any required payments of principal, interest or other amounts due in respect of the Notes and the Indenture, the Guarantor will pay any such amounts whether at stated maturity, or earlier or later by acceleration or otherwise;

     WHEREAS, the Trustee has provided to the Issuer and the Guarantor a Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to each of the Companies which has been filed as an exhibit to the Registration Statement;

     WHEREAS, the Issuer and the Guarantor confirm that any and all conditions and requirements necessary to make this Amended and Restated First Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed, satisfied and fulfilled and the execution and delivery of this Amended and Restated First Supplemental Indenture has been in all respects duly authorized;

     WHEREAS, pursuant to Section 11.2(h) of the Original Indenture, the Trustee is authorized to execute and deliver this Amended and Restated First Supplemental Indenture; and

     WHEREAS, the Issuer and the Guarantor have requested that the Trustee execute and deliver this Amended and Restated First Supplemental Indenture;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuer, the Guarantor and the Trustee hereby agree, for the equal and ratable benefit of all Noteholders, as follows:

ARTICLE 1
DEFINITIONS

     Section 1.01. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Amended and Restated First Supplemental Indenture.

     Section 1.02. Additional Definitions.

(a) For the benefit of the Noteholders, Section 1.1 of the Original Indenture shall be amended by adding the following new definitions:

“Agent Member” means a member of, or participant in, the Registered Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Registered Depositary and its direct or indirect participants (including, if applicable, Euroclear and Clearstream), in each case to the extent applicable to such transaction and as in effect from time to time.

“Exchange Global Note” has the meaning set forth in Section 2.5.

“Exchange Notes” has the meaning set forth in the preamble to the Amended and Restated First Supplemental Indenture.

“Exchange Offer” means an offer by the Issuer to the Noteholders, pursuant to the Registration Rights Agreement, for the issuance and delivery of Exchange Notes registered under the Securities Act in exchange for a like aggregate principal amount of the Initial Notes.

“First Supplemental Indenture” means that certain First Supplemental Indenture entered into as of November 26, 2001 between the Issuer and the Trustee.

“Guarantor” has the meaning set forth in the preamble to this Amended and Restated First Supplemental Indenture.

“Guaranty” has the meaning set forth in the recitals to this Amended and Restated First Supplemental Indenture.

“Initial Notes” has the meaning set forth in the recitals to this Amended and Restated First Supplemental Indenture.

“Restricted Note” means a Note required to bear the Restrictive Legend applicable to Restricted Notes provided for in Exhibit A, including the Restricted Global Note.

“Restrictive Legend” means the legends required by the form of Note attached hereto as Exhibit A.

“Standby Purchaser” has the meaning set forth in the recitals to this Amended and Restated First Supplemental Indenture.

(b) The definition of “Global Notes” is hereby amended by deleting it in its entirety and replacing it with the following:

“Global Notes” has the meaning set forth in Section 2.5.

(c) The definition of “Notes” is hereby amended by deleting it in its entirety and replacing it with the following:

“Notes” has the meaning set forth in the recitals to this Amended and Restated First Supplemental Indenture and shall be deemed to include the rights of the Noteholders under the Guaranty entered into by the Guarantor with the Trustee pursuant to Section 5.1 of the Indenture, which are an integral part of such Notes.

(d) The definition of “Standby Purchase Agreement” is hereby amended by deleting it in its entirety and replacing it with the following:

“Standby Purchase Agreement” has the meaning set forth in the recitals to this Amended and Restated First Supplemental Indenture.

(e) The definition of “Transaction Documents” is hereby amended by deleting it in its entirety and replacing it with the following:

“Transaction Documents” means, collectively, this Indenture, the Notes, the Insurance Policy, the Guaranty, the Registration Rights Agreement, the Insurance Side Agreement and the Insurance Policy Application.

(f) Except as otherwise provided herein, all references to the “Standby Purchase Agreement” in the Original Indenture shall be amended by deleting them in their entirety and replacing them with references to the “Guaranty.”

(g) Except as otherwise provided herein, all references to the “Standby Purchaser” in the Original Indenture shall be amended by deleting them in their entirety and replacing them with references to the “Guarantor.”

(h) All references to the Standby Purchase Agreement and the Standby Purchaser in the Transaction Documents shall be deemed to be amended hereby and shall be read to refer to “Guaranty” and “Guarantor,” respectively.

ARTICLE 2
TERMS OF THE NOTES

     Section 2.01. Amendment to Section 2.5 of the Indenture. Section 2.5 of the Indenture is hereby amended by inserting the following paragraph as Section 2.5(c) and by relettering current subsections 2.5(c), 2.5(d) and 2.5(e) to reflect this addition:

(c) Exchange Notes exchanged for interests in the Restricted Global Note, the Regulation S Global Note or any Initial Note in definitive form will be issued in the form of one or more permanent Global Notes (in substantially the form of Exhibit A but without any Restrictive Legend) in definitive, fully registered book-entry form (collectively, the “Exchange Global Note” and, together with the Restricted Global Note and the Regulation S Global Note, the “Global Notes”), which will be registered in the name of a nominee of the Registered Depositary and deposited on behalf of the beneficial owners of the Notes represented thereby with a custodian for the Registered Depositary for credit to the respective accounts of such beneficial owners (or to such accounts as they may direct).

     Section 2.02. Amendment to Section 2.9 of the Indenture. Section 2.9 of the Indenture is hereby amended by replacing each instance of the term “Notes” with the term “Initial Notes.”

     Section 2.03. Amendment to Section 2.12 of the Indenture. Section 2.12 of the Indenture is hereby amended by the insertion of the following paragraphs as Sections 2.12(j) and 2.12(k), respectively:

(j) If Notes are issued upon the transfer, exchange or replacement of Notes not bearing a Restrictive Legend, the Notes so issued shall not bear a Restrictive Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing a Restrictive Legend, or if a request is made to remove the Restrictive Legend on a Note, the Notes so issued shall bear a Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless (i) such Notes are issued in an Exchange Offer or are otherwise sold under an effective registration statement under the Securities Act or (ii) there is delivered to the Issuer such satisfactory evidence, which may include an opinion of independent legal counsel in the State of New York, as may be reasonably required by the Issuer that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver a Note that does not bear the Restrictive Legend. The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense, including the fees and expenses of counsel, reasonably incurred, arising out of or in connection with actions taken or omitted by the Trustee in reliance upon such legal opinion and the delivery of a Note that does not bear a Restrictive Legend.

(k) The transfer and exchange of beneficial interests in a Global Note for beneficial interests in another Global Note, of Notes in definitive form for beneficial interests in a Global Note or of beneficial interests in a Global Note for Notes in definitive form shall be effected in accordance with the Applicable Procedures. In connection with such a transfer, the Note Registrar or the Registered Depositary may require the transferor to deliver, in addition to any other documents required to be delivered pursuant to this Article 2, a written order in accordance with the Applicable Procedures containing information regarding the Agent Member’s account to be credited with a beneficial interest in the applicable Global Note and/or the Agent Member’s account to be debited in an amount equal to the beneficial interest in the Global Note being transferred, as the case may be.

     Section 2.04. Amendment to Section 2.13 of the Indenture. The following section is hereby inserted as Section 2.13, and current Sections 2.13 to 2.18 of the Indenture are hereby renumbered to reflect this addition:

2.13. Exchange Offer

Upon occurrence of the Exchange Offer in accordance with the Registration Rights Agreement or pursuant to Section 2(d) of the Registration Rights Agreement, the Issuer will issue, and upon receipt of an Issuer Order in accordance with Section 2.3 hereof, the Trustee shall authenticate, (a) the Exchange Global Note in a principal amount equal to the principal amount of the beneficial interests in the Restricted Global Note and the Regulation S Global Note tendered for exchange in the Exchange Offer or pursuant to Section 2(d) of the Registration Rights Agreement, as the case may be, by Persons that certify in the applicable letters of transmittal or via the Registered Depositary’s book-entry system that (i) they are not broker-dealers, (ii) they are not participating in a distribution of Exchange Notes, and (iii) they are not affiliates of the Issuer (as defined in Rule 144 under the Securities Act) and (b) Exchange Notes in definitive form in an aggregate principal amount equal to the principal amount of the Initial Notes in definitive form accepted for exchange in the Exchange Offer or pursuant to Section 2(d) of the Registration Rights Agreement, as the case may be. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the Restricted Global Note and Regulation S Global Note to be reduced accordingly, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Persons designated by the holders of Initial Notes in definitive form so accepted, Exchange Notes in definitive form in the appropriate principal amount.

     Section 2.05. Amendment to Section 14.5 of the Indenture. Section 14.5 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

14.5 Compliance with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision of the Trust Indenture Act shall control. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

ARTICLE 3
GUARANTY

     Section 3.01. Amendment to Section 5.1 of the Indenture. Section 5.1 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

5.1 Guaranty

(a) Execution. The Trustee is hereby authorized and directed to execute and deliver the Guaranty and to perform all of its duties and obligations thereunder.

(b) Enforcement. The Trustee shall enforce the provisions of the Guaranty against the Guarantor in accordance with the terms thereof and the terms of the Indenture and the Guarantor, by execution of this Amended and Restated First Supplemental Indenture, and by so agreeing to become a party to the Indenture, agrees that each Noteholder shall have direct rights under the Guaranty as if it were a party thereto.

(c) The Guarantor hereby (i) acknowledges and agrees to be bound by the provisions of this Section 5.1 and Section 14.5 of the Original Indenture and (ii) confirms that (A) its obligations under the Guaranty shall be issued pursuant to the Indenture and (B) it intends for the Noteholders, in addition to those rights under the Guaranty as provided therein, to be entitled to the benefits of the Indenture with respect to their rights against the Guarantor under the Guaranty.

(d) For the avoidance of doubt, the Issuer’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 2.15 of the Indenture, shall extend to any payments made by the Guarantor pursuant to the Guaranty.

ARTICLE 4
MISCELLANEOUS

     Section 4.01. Effect of the Amended and Restated First Supplemental Indenture. This Amended and Restated First Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented and amended by this Amended and Restated First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Amended and Restated First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Amended and Restated First Supplemental Indenture supersede any conflicting provisions included in the Original Indenture unless not permitted by law. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Amended and Restated First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Amended and Restated First Supplemental Indenture.

     Section 4.02. Severability. In the event that any provision in this Amended and Restated Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 4.03. Governing Law. This Amended and Restated First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 4.04. Counterparts. This Amended and Restated First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Amended and Restated First Supplemental Indenture by signing any such counterpart.

     Section 4.05. Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amended and Restated First Supplemental Indenture.

     Section 4.06. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Amended and Restated First Supplemental Indenture.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

     IN WITNESS WHEREOF, the parties have caused this Amended and Restated First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETROBRAS INTERNATIONAL FINANCE COMPANY

By:	/s/ Theodore Helms
Name: Theodore Helms
Title: Executive Manager

PETRÓLEO BRASILEIRO S.A. - PETROBRAS

By:	/s/ Theodore Helms
Name: Theodore Helms
Title: Executive Manager

WITNESSES:

1.	/s/ Kelly Adams
Name: Kelly Adams

2.	/s/ Jeffrey Hughes
Name: Jeffrey Hughes

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

     On this 29th day of March 2010, before me, a notary public within and for said county, personally appeared Theodore Helms, to me personally known, who being duly sworn, did say that he is the Attorney-in-Fact of Petrobras International Finance Company, a corporation described in and which executed the foregoing instrument and acknowledges said instrument to be the free act and deed of said entity.

     On this 29th day of March 2010, before me, a notary public within and for said county, personally appeared Theodore Helms, to me personally known, who being duly sworn, did say that he is the Attorney-in-Fact of Petróleo Brasileiro S.A.—Petrobras, a corporation described in and which executed the foregoing instrument and acknowledges said instrument to be the free act and deed of said entity.

     On this 29th day of March 2010, before me personally came Jeffrey Hughes and Kelly Adams to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Benazir Teeluck
Notary Public
COMMISSION EXPIRES 2011

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ John T. Needham Jr.
Name: John T. Needham Jr.
Title: Vice President

WITNESSES:

1.	/s/ Lucia Jaklitsch
Name: Lucia Jaklitsch

2.	/s/ Kevin Binnie
Name: Kevin Binnie

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

     On this 31st day of March 2010 before me, a notary public within and for said county, personally appeared John T. Needham Jr., to me personally known who being duly sworn, did say that he is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

     On this 31st day of March 2010, before me personally came Lucia Jaklitsch and Kevin Binnie to me personally known, who being by me sworn, did depose and say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Danny Lee
Notary Public

Exhibit A

[NOT INCLUDED IN DOCUMENT AS FILED WITH SEC]

Exhibit B

Form of Guaranty